Summary Translation	Exhibit 4.87

Loan Agreement

Contract No.：SJZ091011100096

Borrower : Shijie Kaiyuan Auto Trade Co., Ltd.

Lender : Hua Xia Bank Shijiazhuang Branch

Signing Date : August 26, 2010

Loan Amount : RMB200, 000,000

Length of maturity : From August 26, 2010 to August 25, 2012

Use of Loan : Working Capital

Loan Interest : 5.94%

Date of Draft : August 26, 2010

Withdrawal Amount : RMB200, 000,000

Payment Method : The principal shall be fully repaid with interest at the maturity date of the loan.

Repayment Date : August 25, 2012

Loan Guarantee : Guaranty of mortgage, Guaranty of pledge

- Hebei Kaiyuan Real Estate Developing Co., Ltd entered into The Maximum Guaranteed Contract with the lender, with the contract no. SJZ09GAOBAO1100096-01, the guaranteed amount is RMB280, 000,000.

Summary Translation	Exhibit 4.87

- Hebei Chuanglian Trading Co., Ltd entered into The Maximum Guaranteed Contract with the lender, with the contract no. SJZ09GAOBAO1100096-02, the guaranteed amount is RMB280, 000,000.

- Shijie Kaiyuan Auto Trade Co., Ltd entered into The Maximum Mortgage Contract with the lender, with the contract no. SJZ09GAOBAO1100096.